UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 29, 2011
VERISK ANALYTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34480	26-2994223

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ	07310

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (201) 469-2000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Revised Verisk Analytics, Inc. Historical Financial Statements
     Verisk Analytics, Inc. (Verisk) is filing this Current Report on Form 8-K to provide supplemental guarantor financial information pursuant to Rule 3-10 of Regulation S-X regarding certain of Verisk’s subsidiaries that guarantee our revolving credit facility, our other senior indebtedness and any senior notes as may be issued by Verisk from time to time (collectively, the Guarantors).
     Verisk is disclosing condensed consolidating financial information of the Guarantors in a new footnote to the historical consolidated financial statements in its Annual Report on Form 10-K for the year ended December 31, 2010, filed with the United States Securities Exchange Commission (SEC) on February 28, 2010 (the 2010 Form 10-K).
     The historical consolidated financial statements are filed as Exhibits 99.1 to this Current Report on Form 8-K and have been updated, in compliance with generally accepted accounting principles, solely to include the new footnote referenced above related to the Guarantors, and are incorporated herein by reference. All other information provided in the 2010 Form 10-K remains unchanged and this Form 8-K does not modify or update the disclosures in the reports in any way other than the inclusion of required supplemental guarantor financial information. The revised historical financial statements should be read in conjunction with other information that Verisk has filed with the SEC.
Item 9.01. Financial Statements and Exhibits
     The exhibits listed on the accompanying Index of Exhibits are filed as a part of this report.

Exhibit	Description
23.1	Consent of Deloitte & Touche LLP.

99.1	Consolidated Financial Statements and Notes thereto updated to disclose condensed consolidating guarantor financial information (which replaces and supersedes Part II, Item 8 of the 2010 Form 10-K filed with the SEC on February 28, 2011).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISK ANALYTICS, INC.
Date: March 29, 2011	By:	/s/ Kenneth E. Thompson
		Name:	Kenneth E. Thompson
		Title:	Executive Vice President, General Counsel and Corporate Secretary

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